Exhibit 10.17

SB FINANCIAL GROUP, INC.

2017 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

For ________________________________

In recognition of your services to SB Financial Group, Inc. and its current and future Subsidiaries (the “Company”), the Compensation Committee (the “Committee”) of the Board of Directors of the Company has granted to you (the “Grantee”) restricted common shares, without par value, of the Company (“Restricted Stock”), subject to the terms and conditions described in the SB Financial Group, Inc. 2017 Stock Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).

To ensure you fully understand the terms and conditions of your Restricted Stock, you should read the Plan and this Award Agreement carefully. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

You should return a signed copy of this Award Agreement to:

Keeta J. Diller

Executive Vice President and Corporate Secretary
SB Financial Group, Inc.
401 Clinton Street
Defiance, Ohio 43512

1.	Summary of Your Restricted Stock

Grant Date: _________________

Number of Shares of Restricted Stock: ______ Shares

2.	Transfer Restrictions and Restriction Periods

(a) Transfer Restrictions. Your Restricted Stock will be subject to a risk of forfeiture and the Company will hold the shares in escrow until the shares of Restricted Stock vest as provided below (the “Restriction Periods”) and the Restriction Periods lapse. Except as described below, you may not sell, transfer, pledge, assign, alienate or hypothecate your shares of Restricted Stock. After the Restriction Periods lapse, your Restricted Stock will be distributed to you or forfeited, depending on whether or not you satisfy the terms and conditions described in this Award Agreement.

(b)	Restriction Periods.

(i) Subject to the provisions of the Plan and this Award Agreement (including Section 3), provided that you are continuously employed by the Company, continuously serve as a member of the Advisory Board of the Company (“Advisory Board Member”), or continuously serve as a member of the Board of Directors of the Company (“Director”), as applicable, the restrictions on your Restricted Stock will lapse and the Restricted Stock will become fully vested according to the following schedule:

(A)	__ Shares on _____________;

(B)	__ Shares on _____________;

(C)	__ Shares on _____________; and

(D)	__ Shares on _____________.

(ii) Notwithstanding the foregoing and unless otherwise specified in a separate change in control agreement (or similar written agreement) between you and the Company, the Restriction Periods will lapse and the Restricted Stock will become fully vested if an Applicable Event occurs.

3.	Effect of Retirement or Other Termination on Restricted Stock

(a) Retirement. If before all shares of Restricted Stock granted hereunder have vested you voluntarily terminate your service as an Employee or as an Advisory Board Member and, if applicable, as a Director of the Company after (i) attaining the age of 62 and (ii) completing five years of service to the Company (“Normal Retirement”), the Restricted Stock shall continue to vest under this Award Agreement only if after the Grant Date you do not accept employment with or perform any services for any bank or bank affiliated entity that competes with any line of business of the Company and that has operations in any of the Company’s counties of operation (currently Allen, Cuyahoga, Defiance, Delaware, Fulton, Franklin, Hancock, Lucas, Paulding, Seneca, Williams and Wood counties of Ohio; Allen, Hamilton and Steuben counties of Indiana, and Monroe county of Michigan) and any additional counties in any states that may arise from Company expansion, mergers and acquisitions, or corporate reorganizations after the Grant Date (the “Non-Competition Restriction”). You acknowledge that the time period, geographic scope, and scope of services covered by this restriction are reasonable in light of the confidential and proprietary information to which you had access to while employed by the Company or served as an Advisory Board Member and, if applicable, served as a Director of the Company.

(b) Death or Disability. If your service as an Employee or Advisory Board Member and, if applicable, as a Director of the Company terminates due to your death or Disability, the Restriction Periods will lapse and the Restricted Stock will become fully vested on the date of your termination.

(c) Termination for Any Other Reason. Except as provided in Section 2(b)(ii), if your service as an Employee or Advisory Board Member and, if applicable, a Director of the Company terminates for any reason other than death, Disability or Normal Retirement, any unvested shares of Restricted Stock will be forfeited on the date of your termination.

4.	Settling Your Restricted Stock

Your Restricted Stock will be released from escrow and distributed to you as soon as practicable after all terms, restrictions and conditions described in the Plan and this Award Agreement have been satisfied. Any fractional share of Restricted Stock will be forfeited.

5.	Non-Disclosure and Non-Solicitation Covenants

(a) Incorporation of Non-Disclosure and Non-Solicitation Agreement. Either simultaneously with or previous to the date of this Award Agreement, you entered into that certain Non-Disclosure and Non-Solicitation Agreement with the Company dated ___________________________ (the “ND/NS Agreement”), which agreement is incorporated herein by reference. You acknowledge and agree that the ND/NS Agreement (and the covenants set forth therein) is a valid and enforceable agreement and constitutes an essential element of this grant of Restricted Stock, without which the Company would not have entered into this Award Agreement.

(b) Breach of ND/NS Agreement or Section 3(a). In the event you breach any covenant set forth in the ND/NS Agreement or in Section 3(a) of this Award Agreement, as applicable, in addition to any and all remedies to which the Company is entitled under the ND/NS Agreement, you will be required to reimburse the Company an amount equal to the Fair Market Value of any Restricted Stock that vested in the four years prior to the breach (regardless of the reason for such vesting), with the Fair Market Value as to each amount of shares vesting as provided in Section 2 based on the value of such shares, at the election of the Company in its sole discretion, either on the Grant Date, the date of vesting, or the date of termination of your employment, service as an Advisory Board Member or service as a Director of the Company (the “Clawback Amount”). The Clawback Amount will be payable within 30 days after demand, either in cash or, with the consent of the Company, by returning to the Company a number of shares of Stock with a Fair Market Value at the date of such return equal to the Clawback Amount.

(c) Breach Following Normal Retirement. If your service terminates because of a Normal Retirement and you violate the terms of the ND/NS Agreement or Section 3(a) of this Award Agreement, as applicable, in addition to any all remedies to which the Company is entitled under the ND/NS Agreement, continued vesting of the your Restricted Stock shall immediately cease and the Company shall be entitled to the Clawback Amount under Section 5(b) hereof.

6. Other Rules Affecting Your Restricted Stock

(a) Rights During the Restriction Periods. During the Restriction Periods (and even though the shares of Restricted Stock are held in escrow until they are settled), you (i) may exercise full voting rights associated with the shares of Restricted Stock and (ii) will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same provisions and restrictions on transfer and forfeiture as the shares of Restricted Stock with respect to which they were issued under this Award Agreement.

(b) Beneficiary Designation. You may name a beneficiary or beneficiaries to receive Restricted Stock that has vested but has not been settled at the time of your death by completing and filing with the Committee a written beneficiary designation on a form prescribed by the Committee. If you have not completed a beneficiary designation form or if you wish to change your beneficiary, you may complete the beneficiary designation form attached to this Award Agreement as Exhibit A. You do not need to designate a beneficiary now and no designation is required to be completed as a condition of receiving your Restricted Stock. Upon your death, the Company will deliver any shares underlying your Restricted Stock to your beneficiary upon receipt by the Company of proof of identity and the existence of a validly designated beneficiary at the time of your death. However, if you die without designating a beneficiary or if you do not complete the form correctly, the Company will deliver any shares underlying your Restricted Stock to the executor or administrator of your estate, or if no such executor or administrator has been appointed to the knowledge of the Company, the Company may, in its sole discretion, deliver such Stock to your spouse or to any one or more of your dependents as the Company may designate.

(c) Tax Withholding. The Company will have the right and is hereby authorized to deduct or withhold an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to the grant of your Restricted Stock. At the sole discretion of the Committee, you may be permitted to satisfy the foregoing withholding liability by paying to the Company the withholding amount in cash, through the delivery or attestation of shares of Stock you have owned for at least the previous six months (or such other period acceptable under generally accepted accounting principles) with a Fair Market Value equal to the statutory minimum withholding liability or by having the Company withhold shares of Stock that would otherwise be issued to you when your Restricted Stock is settled with a Fair Market Value equal to the statutory minimum withholding liability.

(d) Transferring Your Restricted Stock. During the Restriction Periods, your Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 6(b), you may designate a beneficiary who may receive any Restricted Stock that is settled after your death. Also, with the Committee’s consent, you may be allowed to transfer your Restricted Stock to an immediate family member, a partnership consisting solely of immediate family members or trusts for the benefit of immediate family members. Contact us at the address given on the first page of this Award Agreement if you are interested in transferring your Restricted Stock to such a transferee.

(e) Adjustments to Your Restricted Stock. If there is a Stock dividend, Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares or other similar corporate change affecting the Stock, the Committee will appropriately adjust the number of shares of Restricted Stock and any other factors, limits or terms affecting your Restricted Stock. Notwithstanding the foregoing, an adjustment will be made only to the extent such adjustment complies with Section 409A of the Code, to the extent applicable.

(f) Restrictions on Transfer of Stock. Shares of Stock tendered under this Award Agreement may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange, market or other quotation system on or through which the Company’s securities are then traded, or any applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under this Award Agreement to make appropriate reference to any restrictions.

(g) Tenure. Nothing in the Plan or this Award Agreement shall confer upon you the right to continue as an Employee, Advisory Board Member or Director, as applicable, of the Company or any Subsidiary or to otherwise modify the at will nature of your employment or service.

7. Miscellaneous Provisions

(a) Governing Law; Exclusive Jurisdiction. This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio. Except as provided in this Section, any dispute arising out of or in connection with this Award Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Defiance County, Ohio, or the United States District Court for the Northern District of Ohio, and you expressly consent to the personal jurisdiction and venue of such courts. Notwithstanding the foregoing, (i) the Company, and only the Company, in its sole discretion, may seek injunctive relief or other equitable remedies to enforce the terms of this Award Agreement in any court of competent jurisdiction, and (ii) this Award Agreement shall not foreclose the jurisdiction of any Financial Industry Regulatory Authority, Inc. (“FINRA”) mandated arbitration nor prohibit or restrict any registered representatives and employees of registered investment advisors from requesting arbitration of a dispute in the FINRA arbitration forum as specified in FINRA Rules, provided that nothing in this Award Agreement shall prevent the Company from seeking injunctive relief in any court of competent jurisdiction.

(b) Reasonableness of Restrictions. You agree that during the course of employment or service, you will acquire Confidential Information (as defined in the ND/NS Agreement) about the business of the Company, its customers and prospective customers and other Confidential Information of the Company, and that such Confidential Information if disclosed or used by you or used by others would provide an unfair advantage in competing with the Company. Based upon the foregoing, Employee, Advisory Board Member, or Director acknowledges that the covenants and restrictions contained in Sections 3, 5, and 6 of this Award Agreement (i) are reasonable and necessary for the protection of the Company, (ii) do not impose undue hardship on the you and (iii) are not injurious to the public. It is the desire and intent of the parties that the restrictions shall be enforced to the fullest extent permitted by law.

(c) Covenants and Restrictions Independent of Other Provisions. You acknowledge and agree that the covenants and restrictions in Sections 3, 5, and 6 of this Award Agreement are essential elements of this Award Agreement and shall be construed as independent of any other provision of this Award Agreement, and the existence of any claim or cause of action by you against the Company, whether predicated on this Award Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of these covenants or restrictions. You acknowledge and agree that if you breach any of these covenants or restrictions, the Company will suffer irreparable harm and will have no adequate remedy at law.

(d) Severability. If the scope of any restriction contained in this Award Agreement is too broad to permit enforcement of such restriction to its fullest extent, then such restriction will be enforced to the maximum extent permitted by law. You hereby consent and agree that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction, including by modifying its scope, deleting any or all of the offending provisions, adding additional language to this Award Agreement, or by making any other modifications deemed necessary to carry out the intent an agreement of the parties as expressed to the maximum extent permitted by law. You and the Company agree that any modification made by a court will become part of the Agreement and treated as though originally set forth herein. If any portion of this Award Agreement is held as unenforceable and stricken, such a holding will not affect the validity of the remainder of this Award Agreement, the balance of which will continue to be binding on you and the Company.

(e) Remedies for Breach. You agree that any breach of this Award Agreement will result in irreparable harm to the Company for which monetary damages are insufficient. In addition to any other legal or equitable rights the Company has, it will be entitled to restrain you from breaching your obligations through temporary, preliminary or permanent injunctive relief and to recover the Company’s attorneys’ fees and costs incurred in pursuing its rights.

(f) Amendment of Award Agreement. This Award Agreement may be amended by a written agreement signed by both parties to this Award Agreement; provided, however, that the Company may amend this Award Agreement to the extent necessary to comply with applicable law without your consent or any additional consideration, even if those amendments eliminate, restrict or reduce your rights under this Award Agreement.

(g) Other Terms and Conditions. Your Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. You acknowledge that you have read the Plan carefully, that you have had an opportunity to ask questions of the Company’s Executive Vice President and Secretary about this Award Agreement and the Plan, and that you fully understand all the terms and conditions of your Restricted Stock under this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement shall be binding on you.

(h) Other Agreements. Your Restricted Stock will be subject to the terms of any other written agreements between you and the Company, including the ND/NS Agreement, to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

(i) Representations Regarding Agreements with Other Parties. You represent and warrant to the Company that you are not subject to any agreement with any third party, that could restrict the performance of your employment or service obligations to the Company, to include your obligations under this Award Agreement, whether characterized as an agreement or agreements relating to non-competition, non-solicitation, confidentiality, assignment of inventions, or trade secret license, and agree not to enter into any such agreements with third parties while you are employed by or serving the Company. You agree to defend, indemnify and hold the Company harmless for any damages and legal expenses incurred in the event that this representation is breached.

(j) Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

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Your Acknowledgement

By signing below as the “Participant,” you acknowledge and agree that:

●	A copy of the Plan has been made available to you;
●	You have read the Plan carefully; and
●	You understand and accept the terms and conditions placed on your Restricted Stock.

PARTICIPANT	SB FINANCIAL GROUP, INC.

Print Name:	Print Name:
Title:
Date:	Date:

EXHIBIT A

SB FINANCIAL GROUP, INC.
2017 STOCK INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM

Primary Beneficiary Designation. I designate the following person(s) as my primary beneficiary or beneficiaries, in the proportion specified, to receive or to exercise any vested Awards under the SB Financial Group, Inc. 20__ Stock Incentive Plan (the “Plan”) that are unpaid or unexercised at my death:

% to
	(Name)	(Relationship)
Address:

% to
	(Name)	(Relationship)
Address:

% to
	(Name)	(Relationship)
Address:

% to
	(Name)	(Relationship)
Address:

Note: You are not required to name more than one primary beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

Contingent Beneficiary Designation. If one or more of my primary beneficiaries dies before I die, I direct that any vested Awards under the Plan that are unpaid or unexercised at my death and that might otherwise have been paid to that beneficiary be:

_____ Allocated to my other named primary beneficiaries in proportion to the allocation given above (ignoring the interest allocated to the deceased primary beneficiary); or

_____ Allocated, in the proportion specified, among the following contingent beneficiaries:

% to
	(Name)	(Relationship)
Address:

% to
	(Name)	(Relationship)
Address:

% to
	(Name)	(Relationship)
Address:

% to
	(Name)	(Relationship)
Address:

Note: You are not required to name more than one contingent beneficiary but, if you do, the sum of these percentages may not be greater than 100 percent.

(Signature)	(Date)

(Print Name)

Please return an executed copy of this form to the following: Keeta J. Diller, Executive Vice President and Corporate Secretary, SB Financial Group, Inc., 401 Clinton Street, Defiance, Ohio 43512